Exhibit 10.25f

ACCESSION AND AMENDMENT AGREEMENT

Dated April 25, 2003

          Reference is made to the Credit Agreement, dated as of April 10, 2001, as amended by Amendment No. 1 and Waiver to Credit Agreement, dated as of August 31, 2001, Amendment No. 2 thereto, dated as of November 20, 2002, Amendment No. 3 thereto, dated as of April 16, 2003, and Amendment No. 4 thereto, dated as of April 25, 2003 (said Agreement, as so amended and as it may be further amended, supplemented or otherwise modified from time to time, being the “Credit Agreement", the terms defined therein and not otherwise defined herein being used herein as therein defined), among AES Eastern Energy, L.P. (the “Borrower"), the Banks named therein and Union Bank of California, N.A., as Agent and Issuing Bank. Pursuant to Section 2.01(b) of the Credit Agreement, CITIBANK, N.A. (the “New Bank") has committed to make loans ("Loans") to the Borrower in accordance with the terms and conditions of the Credit Agreement, which Loans are evidenced by a promissory note (the “Note") issued by the Borrower to the New Bank and dated the date hereof, and to participate in Extensions of Credit resulting from the issuance (or extension, modification or amendment) of any Letter of Credit.

          The New Bank and the Agent agree as follows:

          1. The New Bank agrees, on the terms and conditions set forth in the Credit Agreement, to make Loans to the Borrower and to participate in the issuance of Letters of Credit (and all Unreimbursed Drawings with respect thereto) during the period from the date hereof until the Maturity Date, in an aggregate outstanding amount not to exceed on any day the New Bank’s Commitment set forth opposite its signature below.

          2. From and after the date hereof, the New Bank shall be a party to the Credit Agreement, entitled to all rights, powers and privileges, and subject to all obligations, of a Bank thereunder, including without limitation (i) the right to receive all payments made by the Borrower in respect of the Loans made by the New Bank and all Unreimbursed Drawings, whether on account of principal, interest, fees, indemnities in respect of claims arising after the date hereof, increased costs, additional amounts or otherwise, (ii) the right to vote and to instruct the Agent under the Credit Agreement according to its Percentage, (iii) the right to set-off and to appropriate and apply deposits of the Borrower as set forth in the Credit Agreement and (iv) the right to receive notices, requests, demands and other communications.

          3. The New Bank (i) confirms that it has received a copy of each Loan Document and such other documents, financial statements and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement and to become a Bank under the Credit Agreement, (ii) agrees that it will, independently and without reliance upon the Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents,

(iii) confirms that it satisfies the requirements of an Eligible Assignee, (iv) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto, (v) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Bank and (vi) represents and warrants to the Agent that it has duly executed and delivered this Agreement and that the execution, delivery and performance by the New Bank of this Agreement have been duly authorized by all necessary action (corporate or otherwise).

          4. This Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

          5. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

          IN WITNESS WHEREOF, the parties hereto have caused this Accession and Amendment Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

Commitment

$15,000,000.00	CITIBANK, N.A.

By:	/s/ Sandip Sen
Name: Title:	Sandip Sen Managing Director

Notice Address:

399 Park Avenue
New York, NY 10043
Attention: Laura Quashne
Telephone: (302) 894-6058
Telecopier: (212) 994-0847

Domestic Lending Office:

399 Park Avenue
New York, NY 10043
Attention: Laura Quashne
Telephone: (302) 894-6058
Telecopier: (212) 994-0847

Eurodollar Lending Office:

399 Park Avenue
New York, NY 10043
Attention: Laura Quashne
Telephone: (302) 894-6058
Telecopier: (212) 994-0847

UNION BANK OF CALIFORNIA, N.A., as Agent

By:	/s/ Chad Canfield
Name: Title:	Chad Canfield Assistant Vice President

AGREED and ACCEPTED
as of the date first above
written:

AES EASTERN ENERGY, L.P.

By: AES NY, L.L.C., its general partner

By:	/s/ Amy V. Conley
Name: Title:	Amy V. Conley Chief Financial Officer

UNION BANK OF CALIFORNIA, as Issuing Bank

By:	/s/ /s/ Chad Canfield
Name: Title:	Chad Canfield Assistant Vice President

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